Investor Relations Contact
Sandra Buschau
Tel: (604) 684-4691
E-mail: sandy@ipm.bc.ca

Trading Symbol:
ITAC: OTCBB, Frankfurt, Berlin

FOR IMMEDIATE RELEASE

INTACTA Unwraps Military-Based Data Encoding
for Secure Mobile Computing Applications
SDKs Enable INTACTA.CODE Use with Virtually Any Application

Atlanta, GA, March 12, 2001:  INTACTA Technologies, Inc. (OTCBB:ITAC) announced today the release of a suite of INTACTA.CODE Software Developer's Kits designed to assist developers create or extend software and firmware solutions requiring secure and compressed data exchange across any medium. One of the prime areas ideally suited for INTACTA.CODE is in the mobile computing space where companies such as IBM, Sun Microsystems, Palm, HandSpring, and Microsoft are already moving aggressively to enable personal digital assistants for enterprise solutions.

"Using the INTACTA.CODE SDKs, any of the 10 million software developers world-wide can now integrate INTACTA.CODE with any mobile computing application or device targeted for use in areas such as Customer Relationship Management, Healthcare, or Supply Chain and Logistics." said Noel Bambrough, Chief Operating Officer of INTACTA Technologies, Inc. "Our unique ability to encode data, add data compression, error correction and security in a single step process, and to bridge print and digital formats opens a whole new opportunity for developers engineering mobile computing solutions.

INTACTA.CODE not only secures information during transmission from backend systems to mobile computing devices (eg. PDAs), but, continues to secure the information while it resides on the device. These security features solve one of the most vexing problems facing an enterprise considering the introduction or expanded use of mobile computing devices and applications.

Sample Applications Incorporating INTACTA.CODE

  INTACTA.CODE Enterprise SDK is used by Intertek Testing Services (ITS), the world's largest import/export testing service, to encode and transmit custom's declaration documentation simultaneously in electronic and printed formats.
  As a result of an alliance with SecureWorks, a developer of real-time, comprehensive Internet security, INTACTA.CODE is being combined with SEAL technology to enable secure and reliable data transfer to and from mobile devices such as PDAs. SEAL is a process manager that improves data transfer efficiency and reliability to PDAs.

  . . . / 2

  Intacta Technologies Inc.
  News Release, March 12, 2001

  INTACTA has developed an INTACTA.CODE transcoder for IBM's WebSphere Pervasive Computing platform, enabling an estimated 10 thousand developers to create applications that will - safely and securely - transmit strongly encrypted and highly resilient data to handheld, wireless devices such as Palm Pilots and Pocket PCs.
  INTACTA.CODE is used to create digital files from paper based product registrations, streamlining the electronic registration of products for companies such as Hewlett Packard.
   INTACTA.CODE SDK Product Family

  Free INTACTA.CODE SDK Trial version is available directly from the INTACTA website and through exclusive arrangements with participating Web sites. While currently only available for the Windows platforms (UNIX, JAVA & MAC Trial versions next) the INTACTA.CODE Trial SDK allows developers access to the complete INTACTA.CODE experience by facilitating testing, benchmarking, and prototyping of 1KB data files for INTACTA.CODE encoding and decoding.

  The INTACTA.CODE SDK will ship on March 12th in two versions. Developers will also appreciate INTACTA's decision to make the INTACTA.CODE SDKs royalty free, enabling INTACTA.CODE branded applications available for direct resale (distribution through third parties excluded).

  INTACTA.CODE™ SDK Developer's Edition is available directly from the INTACTA website. Supported platforms are Windows 9x, 2000, NT, Windows CE, Palm OS, and MAC. Developers can access the complete INTACTA.CODE experience by integrating the INTACTA.CODE engines 10KB data files. Security supports 128-bit encryption.
  Pricing - $495
  Support - Online Login to INTACTA.CODE Developer's Forum
  Royalty fees - none
  INTACTA.CODE™ SDK Plus Edition is available directly from the INTACTA website. Supported platforms are Windows 9x, 2000, NT, Windows CE, Palm OS, JAVA, UNIX, and MAC. Developers can access the complete INTACTA.CODE experience by integrating the INTACTA.CODE engines to process 10KB data files. Security supports 128-bit encryption.
  Pricing - $2499
  Support - Online Login to INTACTA.CODE Developer's Forum
  Royalty fees - none
  INTACTA.CODE™ SDK - Enterprise Edition
  Custom development services package designed to provide custom programmable access to INTACTA.CODE data encoding and decoding engines. Software supports data and image read and write capabilities using compression, authentication, encryption in printed form or digital form. Digital form includes support for all platforms (server & client), unlimited data size.
  Pricing - $25,000
  Support - Online Login to INTACTA.CODE Developer's Forum
  Royalty fees - negotiated per contract

  . . . / 3

  Intacta Technologies Inc.
  News Release, March 12, 2001

  About INTACTA™ Technologies Inc.
  INTACTA (OTCBB:ITAC) is a U.S. based software company headquartered in Atlanta, Georgia. The Company develops and markets software components designed to bridge enterprise communications and management information systems across digital and non-digital media. INTACTA licenses INTACTA.CODE as a SDK for seamless and transparent integration within any application or device. More information about INTACTA.CODE SDKs may be found at www.intacta.com.

  Forward-looking statements
  This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Such risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.

Media Contact:	Company Contact:
Steve Bosak	Noel Bambrough
SRB Communications	Intacta Technologies Inc.
630-406-6130	404-880-9919
steve@srbcomm.com	nbambrough@intacta.com

  All product names mentioned are trademarks or registered trademarks of their respective holders and are used for identification purpose only.

  ###